EXHIBIT 99.1
 REPORT OF INDEPENDENT ACCOUNTANTS

 To the Shareholders and Board of Directors
 Mosinee Paper Corporation
 Mosinee, Wisconsin

 We have audited the accompanying consolidated balance sheets of Mosinee Paper Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of stockholders' equity, income and cash flows for each of the years in the three year period ended December 31, 1996 and the supporting schedule listed in the accompanying index to financial statements. These financial statements and supporting schedule are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements and supporting schedule based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supporting schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and supporting schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mosinee Paper Corporation and subsidiaries at December 31, 1996 and 1995, and the results of their operations and cash flows for each of the years in the three year period ended December 31, 1996, and the supporting schedule presents fairly the information required to be set forth therein, all in conformity with generally accepted accounting principles.

 As discussed in Note 3 to the consolidated financial statements, the company changed its method of accounting for postemployment benefits in 1994.

 We hereby consent to the incorporation by reference of this report in the Registration Statements on Form S-8 filed with the Securities and Exchange Commission by Mosinee Paper Corporation on October 20, 1995.



 January 30, 1997            WIPFLI ULLRICH BERTELSON LLP
 Wausau, Wisconsin

            MOSINEE PAPER CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS
     ($ thousands)                                     As of
                                                    December 31,
                                                  1996       1995
 ASSETS
 Current assets:
   Cash and cash equivalents                   $  3,150    $  2,416
   Receivables, net                              23,407      26,533
   Inventories                                   41,254      33,641
   Deferred income taxes                          7,225       4,799
   Other current assets                             311         364
     Total current assets                        75,347      67,753
 Property, plant and equipment, net             199,475     196,565
 Other assets                                    10,207       8,627
 TOTAL ASSETS                                  $285,029    $272,945

 LIABILITIES
 Current Liabilities:
   Accounts payable                            $ 18,262    $ 20,583
   Accrued and other liabilities                 27,316      19,389
   Accrued income taxes                           2,420       1,131
     Total current liabilities                   47,998      41,103

 Long-term debt                                  48,332      79,307
 Deferred income taxes                           35,538      24,646
 Postretirement benefits                         16,125      15,001
 Other noncurrent liabilities                    11,884      10,441
     Total liabilities                          159,877     170,498
 Commitments and contingencies                    --          --
 Preferred stock of subsidiary                    1,255       1,255

 STOCKHOLDERS' EQUITY
 Preferred stock - $1 par value,
  authorized 1,000,000 shares, none issued
 Common stock - No par value
     - 30,000,000 shares authorized              58,678      58,678
 Retained earnings                               83,763      60,216
     Subtotals                                  142,441     118,894
 Treasury stock at cost                         (18,544)    (17,702)
     Total stockholders' equity                 123,897     101,192

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $285,029    $272,945

 See accompanying notes to consolidated financial statements.

                  MOSINEE PAPER CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
 ($ thousands except              COMMON STOCK    Additional                               Common
     Total
 share data)                                                                               Stock
     Stock-
                               Shares             Paid-In  Retained   Treasury Stock       Shares
     holder's
                               Issued     Amount  Capital  Earnings  Shares      Amount
Outstanding  Equity
 Balances December 31, 1993  10,393,823  $25,984  $13,851   $56,986  (3,245,380) ($17,688) 7,148,443   $79,133
 Net income, 1994                                            12,291                                     12,291
 Cash dividends declared on
   Mosinee common stock                                      (2,573)                                    (2,573)
 Balances December 31, 1994  10,393,823   25,984   13,851    66,704  (3,245,380)  (17,688) 7,148,443    88,851
 Net income, 1995                                            15,185                                     15,185
 Cash dividends declared on
   Mosinee common stock                                      (2,830)                                    (2,830)
 Elimination of par value                 13,851  (13,851)
 10% Stock dividend           1,039,382   18,843            (18,843)   (325,085)      (14)   714,297      ( 14)
 Balances December 31, 1995  11,433,205   58,678        0    60,216  (3,570,465)  (17,702) 7,862,740   101,192
 Net income, 1996                                            26,899                                     26,899
 Cash dividends declared on
   Mosinee common stock                                      (3,352)                                    (3,352)
 Four-for-three stock split   3,811,068                              (1,190,156)           2,620,912
 Purchases of treasury                                                  (29,971)     (842)   (29,971)     (842)
 shares
 BALANCES DECEMBER 31, 1996  15,244,273  $58,678       $0   $83,763  (4,790,592) ($18,544)10,453,681  $123,897

 See accompanying notes to consolidated financial statements.

                  MOSINEE PAPER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
 ($ thousands except share                         For the Years
 data)                                           Ended December 31,
                                         1996          1995           1994
 Net sales                             $314,490      $305,570       $266,707
 Cost of sales                          230,485       249,077        217,502

 Gross profit on sales                   84,005        56,493         49,205

 Operating expenses:
   Selling                               11,157        10,383          9,857
   Administrative                        23,322        16,404         13,377

     Total operating expenses            34,479        26,787         23,234

 Income from operations                  49,526        29,706         25,971
 Other income (expense):
   Interest expense                      (4,412)       (6,066)        (5,010)
   Other                                 (  165)        1,470            580
 Income before income taxes and
   cumulative effect adjustment          44,949        25,110         21,541
 Provision for income taxes              18,050         9,925          8,500
 Income before cumulative effect
   of a change in accounting
   principle                             26,899        15,185         13,041
 Cumulative effect of a change in
   accounting principle (net of
   income taxes)                           -             -              (750)

 Net income                             $26,899       $15,185        $12,291

 Income per share before cumulative
   effect of a change in accounting
   principle                            $  2.56       $  1.44        $  1.24
 Cumulative effect of a change in
   accounting principle
   (net of income taxes)                   -             -          (   0.08)

 Net income per share                   $  2.56       $  1.44        $  1.16

 Weighted average common
   shares outstanding                10,479,805    10,483,014     10,483,014

 All share data has been restated for the 1996 four-for-three stock split and the 1995 10% stock dividend.

 See accompanying notes to consolidated financial statements.

                  MOSINEE PAPER CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            For the Years
                                                          Ended December 31,
      ($ thousands)                                 1996          1995         1994
 Cash flows from operating activities:
   Net income                                     $26,899       $15,185      $12,291
   Provision for depreciation, depletion
     and amortization                              18,064        16,633       15,684
   Recognition of deferred revenue                    (40)          (40)         (40)
   Provision for losses on accounts receivable        257           443          901
   Loss (gain) on property, plant and equipment
     disposals                                        223        (1,417)        (462)
  Deferred income taxes                             8,466         2,213        3,094
   Changes in operating assets and liabilities:
     Accounts receivable                            2,869        (  769)      (5,647)
     Inventories                                   (7,613)       (3,041)      (  144)
     Other assets                                  (3,831)       (1,907)      (3,339)
     Accounts payable and other liabilities         9,835         3,424        3,060
     Accrued income taxes                           1,289           178          528
 Net cash provided by operating activities         56,418        30,902       25,926

 Cash flows from investing activities:
   Capital expenditures                           (21,100)      (16,741)     (19,088)
   Proceeds from property, plant and
     equipment disposals                              457         1,556          647
 Net cash used in investing activities            (20,643)      (15,185)    ( 18,441)

 Cash flows from financing activities:
   Net payments under credit agreements           (30,975)      (12,076)     ( 4,878)
   Dividends paid                                 ( 3,224)      ( 2,766)     ( 2,573)
   Payments for purchase of treasury stock        (   842)      (    14)         --
 Net cash used in financing activities            (35,041)      (14,856)     ( 7,451)

 Net increase in cash and cash equivalents            734           861           34
 Cash and cash equivalents at beginning of year     2,416         1,555        1,521
 Cash and cash equivalents at end of year         $ 3,150       $ 2,416      $ 1,555

 Supplemental Cash Flow Information:
   Interest paid - net of amount capitalized      $ 4,710       $ 6,034      $ 4,575
   Income taxes paid                                8,296         6,734        4,877

 See accompanying notes to consolidated financial statements.

 MOSINEE PAPER CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF CONSOLIDATION - The consolidated financial statements include the accounts of Mosinee Paper Corporation and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

 USE OF ESTIMATES IN PREPARATION OF CONSOLIDATED STATEMENTS - The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires the use of certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue and expenses. Actual results may differ from these estimates.

 CASH EQUIVALENTS - The company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

 INVENTORIES - Substantially all inventories are stated at the lower of cost, determined on the last-in, first-out method (LIFO), or market. Inventories not on the LIFO method, primarily supply items, are stated at cost (principally average cost) or market, whichever is lower. Allocation of the LIFO reserve among the components of inventories is impractical.

 PROPERTY, PLANT AND EQUIPMENT - Depreciable property is stated at cost less accumulated depreciation. Land, water power rights, and construction in progress are stated at cost and timberlands are stated at net depleted value. Facilities financed by leases, which are essentially equivalent to installment purchases, are recorded as assets and the related obligation as a long-term liability.

 When property units are retired, or otherwise disposed of, the applicable cost and accumulated depreciation thereon are removed from the accounts. The resulting gain or loss, if any, is reflected in income.

 Depreciation is computed on the straight-line method for financial statement purposes over 20 to 45 years for buildings and 3 to 20 years for machinery and equipment. Depletion on timberlands is computed on the unit-of-production method. Depreciation expense includes amortization on capitalized leases. Maintenance and repair costs are charged to expense when incurred. Improvements which extend the useful lives of the assets are added to the plant and equipment accounts.

 REVENUE RECOGNITION - Revenue is recognized upon shipment of goods and transfer of title to the customer. Concentrations of credit risk with respect to trade accounts receivable are generally diversified due to the large number of entities comprising the company's customer base and their dispersion across many different industries and geographies.

 TAXES - Deferred tax assets and liabilities are determined based on the estimated future tax effects of the differences between the financial statement and tax bases of assets and liabilities, as measured by the current enacted tax rates. Deferred tax expense is the result of changes in the deferred tax asset and liability. The principal sources giving rise to such differences are identified in Note 10.
 PER SHARE DATA - Income per share is computed by dividing net income less Sorg Paper preferred stock dividends by the weighted average number of shares of common stock outstanding.

 2 - SEGMENT INFORMATION

 The company operates predominantly in the paper and allied products industry. The company formed Mosinee Paper International, Inc., a wholly-owned subsidiary located and domiciled in the U.S. Virgin Islands, to administer the export sales made by the company.

 3 - CHANGE IN ACCOUNTING POLICY

 On January 1, 1994, the company adopted Statement of Financial Accounting Standards (SFAS) No. 112 "Employers' Accounting for Postemployment Benefits" which requires the company to accrue for the estimated cost of benefits provided by an employer to former or inactive employees after employment but before retirement. Previously, the cost of these benefits were expensed as they were incurred. The cumulative effect of $750,000 is shown net of income taxes of $400,000 and represents the entire liability for such benefits earned through 1993.

 4 - SUPPLEMENTAL BALANCE SHEET INFORMATION
 Supplemental information on certain balance sheet items consist of the following:

 ($ thousands)                                  December 31,
                                             1996         1995
     Receivables
       Trade                               $25,446     $ 28,498
       Other                                   857          848
                                            26,303       29,346
       Less: allowances                     (2,896)      (2,813)
                                           $23,407     $ 26,533
     Inventories
       Raw materials                       $18,154     $ 15,827
       Finished goods and work in
         process                            20,764       20,693
       Supplies                              8,944        8,896
                                            47,862       45,416
       Less: LIFO Reserve                  ( 6,608)     (11,775)
                                           $41,254     $ 33,641
     Property, plant and equipment
       Buildings                          $ 41,316     $ 35,984
       Machinery and equipment             314,517      308,944
       Totals                              355,833      344,928
       Less:  accumulated depreciation    (170,610)    (157,555)
     Net depreciated value                 185,223      187,373
       Land                                  2,162        2,162
       Timber and timberlands, net of
         depletion                           3,388        3,184
       Water power rights                      129          129
       Construction in progress              8,573        3,717
                                          $199,475     $196,565
     Accrued and other liabilities
       Payrolls                           $  4,415     $  3,336
       Vacation pay                          4,761        4,442
       Taxes, other than income              2,177        2,324
       Employee retirement plans             2,597        1,350
       Cash dividends declared                 836          708
       Insurance                             1,649        1,067
       Stock appreciation plans              4,730        3,833
       Interest                                274          643
       Other                                 5,877        1,686
                                          $ 27,316     $ 19,389

 5 - LEASES

 The company has no significant capital lease liabilities. The company has various operating leases for machinery and equipment, automobiles, office equipment and warehouse space.

 Future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1996:

          ($ thousands)                    Operating Leases
          1997                                 $  946
          1998                                    765
          1999                                    616
          2000                                    355
          2001                                    107
          Total minimum lease payments         $2,789

 Rent expense for all operating leases of plant and equipment was $2,245,000 in 1996, $2,563,000 in 1995 and $2,834,000 in 1994.


 6 - RETIREMENT PLANS

 PENSIONS
 Substantially all employees of the company are covered under various pension plans. The defined benefit pension plan benefits are based on the participants' years of service and either compensation earned over certain final years of employment or fixed benefit amounts for each year of service. The plans are funded in accordance with federal laws and regulations.

 The net pension costs for all defined benefit pension plans consist of the following components:

          ($ thousands)               1996      1995      1994
          Service cost             $   950   $   775   $   801
          Interest cost              2,177     1,985     1,747
          Actual return on assets   (4,441)   (2,241)   (  315)
          Net amortization and
            deferral                 2,142    (  146)   (1,976)
          Net pension cost         $   828   $   373   $   257

 In 1995, various underfunded defined benefit pension plans of the company were merged with an overfunded defined benefit pension plan. The following sets forth the funded status of the company's defined benefit pension plans and the amounts reflected in the accompanying consolidated balance sheets:
                                                            DECEMBER 31,
 ($ thousands)                                  1996                            1995
                                     PLANS WITH        PLANS WITH       PLANS WITH     PLANS WITH
                                  ASSETS EXCEEDING       ASSETS     ASSETS EXCEEDING     ASSETS
                                     ACCUMULATED       LESS THAN       ACCUMULATED     LESS THAN
                                       BENEFIT        ACCUMULATED        BENEFIT      ACCUMULATED
                                     OBLIGATION         BENEFIT        OBLIGATION       BENEFIT
                                                      OBLIGATION                      OBLIGATION
 ACTUARIAL PRESENT VALUE OF
 BENEFIT OBLIGATIONS AT
 SEPTEMBER 30
 VESTED BENEFIT OBLIGATION           ($21,325)          ($964)          ($20,587)     ($   766)
 ACCUMULATED BENEFIT OBLIGATION      ($24,619)        ($1,829)          ($24,204)     ($ 1,359)
 PROJECTED BENEFIT OBLIGATION        ($27,599)        ($2,516)          ($27,145)     ($ 1,686)
 FAIR VALUE OF PLAN ASSETS AT
 SEPTEMBER 30                          28,551              --             25,505            --
 PROJECTED BENEFIT OBLIGATION
 (IN EXCESS OF) LESS THAN
 PLAN ASSETS AT SEPTEMBER 30              952         ( 2,516)          (  1,640)     (  1,686)
 UNRECOGNIZED NET LOSS (GAIN)        (  2,980)            757           (    436)          273
 UNRECOGNIZED PRIOR SERVICE COST          560             472                632           514
 UNRECOGNIZED INITIAL NET
   OBLIGATION (ASSET)                (  1,121)             93           (  1,280)          105
 UNRECOGNIZED ACQUISITION TAX
 BENEFIT                                  557              --                641            --
 CASH CONTRIBUTIONS TO PLANS
  SUBSEQUENT TO SEPTEMBER 30               --              12                 --            12
 ADJUSTMENT REQUIRED TO RECOGNIZE
   MINIMUM LIABILITY                       --           ( 647)                --       (   577)
 CONSOLIDATED BALANCE SHEETS AT
 DECEMBER 31                         ($ 2,032)       ($ 1,829)          ($ 2,083)     ($ 1,359)

 The projected benefit obligations at September 30, were determined using an assumed discount rate of 7.75% and 7.5% for 1996 and 1995, respectively, and assumed compensation increases of 5% in 1996 and 1995. The assumed long-term rate of return on plan assets was 9%. Plan assets consist principally of fixed income and equity securities and includes Mosinee Paper Corporation common stock of $3,459,000 and $2,253,000 in 1996 and 1995, respectively.

 The company's defined contribution pension plans, covering various salaried employees, provide for company contributions based on various formulas. The cost of such plans totaled $3,669,000 in 1996, $2,279,000 in 1995, and $2,100,000 in 1994.

 The company has deferred compensation or supplemental retirement agreements with certain present and past key officers, directors and employees. The principal cost of such plans is being or has been accrued over the period of active employment to the full eligibility date. Certain payments, insignificant in amount, are charged to expense when paid. Costs charged to operations under such agreements approximated $157,000, $155,000, and $161,000 for 1996, 1995, and 1994, respectively.

     POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

 In addition to providing pension benefits, the company provides certain health care and nominal term life insurance benefits for retired employees. Substantially all of the company's employees may become eligible for those benefits if they reach normal retirement age while working for the company.

 Cost-sharing provisions, benefits and eligibility for various employee groups vary by location and union agreements. Generally, eligibility is attained after reaching age 55 or 62 with minimum service requirements. Upon reaching age 65, the benefits become coordinated with Medicare. The plans are unfunded and the company funds the benefit costs on a current basis.

 The net postretirement benefit costs consists of the following components:

 ($ thousands)                         1996      1995      1994
 Service cost                        $  658    $  474    $  467
 Interest cost                        1,443     1,195     1,046
 Net amortization and deferral          169         5        72
 Net postretirement benefit cost     $2,270    $1,674    $1,585

 The following table sets forth the accumulated postretirement benefit obligation (APBO) of the plans as reported in the accompanying consolidated balance sheets:
                                               December 31,
 ($ thousands)                             1996           1995
 Retirees and dependents                 ($8,812)       ($8,985)
 Fully eligible active participants      ( 2,217)       ( 1,964)
 Other active participants               ( 8,272)       ( 7,350)
 Total APBO                              (19,301)       (18,299)
 Unrecognized net loss                     3,176          3,298
 Accrued postretirement benefit cost    ($16,125)      ($15,001)

 The 1996 assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 9%, declining by 1% annually for four years to an ultimate rate of 5%. The weighted average discount rate used was 7.75%. For 1995, the obligation was calculated using a health care cost trend rate of 10%, declining by 1% annually for five years to an ultimate rate of 5%. The weighted average discount rate was 7.5%.
 The effect of a 1% increase in the health care cost trend rate would increase the APBO by $2,174,000 or 11.3% and $2,039,000 or 11.1%, at
 December 31, 1996 and 1995, respectively. The effect of this change would increase the aggregate of the service cost and interest cost by $326,000 or 15.5% in 1996, $251,000 or 15.0% in 1995 and $262,000 or 16.5% in 1994.

 7 - LONG-TERM DEBT
 Long-term debt consists of the following:


     ($ thousands)                         December 31,
                                      1996             1995
     Commercial paper              $ 13,332         $ 34,307
     Revolving credit agreement      15,000           25,000
     Long-term note                  20,000           20,000
     Total                           48,332           79,307
     Less: current maturities           -                -
     Long-term debt                $ 48,332         $ 79,307

 The company has a commercial paper placement agreement to issue up to $50 million of unsecured debt obligations. The weighted average interest rate on commercial paper outstanding at December 31, 1996 was 5.7% and 6.0% at December 31, 1995. The amounts have been classified as long-term as the company intends, and has the ability, to refinance the obligations under the revolving credit agreement.

 A five year credit agreement with one bank as agent and certain financial institutions as lenders was established April 16, 1993 to issue up to $130 million of unsecured borrowing less the amount of commercial paper outstanding. There are no payments required until March 31, 1998, at which time, all outstanding amounts become due. Under the agreement, the company may reduce the commitment amount prior to March 31, 1998 without penalty. As of December 31, 1996, the commitment amount has been reduced to $65 million. The weighted average interest rate at December 31, 1996 was 5.8% and at December 31, 1995 was 6.0%. The agreement provides for various restrictive covenants, which includes maintaining minimum net worth, interest coverage and debt to equity ratios and limits dividend and other restricted payments to approximately $41 million.

 The credit agreement provides for commitment and facility fees during the revolving loan period. Commitment fees are 0.1875% per annum of the unused portions of the commitment, payable quarterly. Facility fees are 0.125% per annum of the total commitment, payable quarterly.

 The company entered into an unsecured five year fixed rate debt arrangement for $20 million on September 30, 1994 with one financial institution to secure an interest rate of 7.83%. Interest is paid monthly and the principal is not due until September 1999. The arrangement provides for various restrictive covenants, which includes maintaining a minimum net worth, interest coverage and debt to capital ratios.

 The difference between the book value and the fair market value of long-term debt is not material.

 The aggregate annual maturities of long-term debt in future years is shown below:
     ($ THOUSANDS)      1997      1998       1999
                          -     $28,332    $20,000

 The annual maturities on the revolving credit agreement included in the above schedule are based on the amount outstanding at December 31, 1996. Annual maturities will be affected by future borrowing under the agreement.

 8 - INTEREST EXPENSE AND CAPITALIZED INTEREST
 ($ THOUSANDS)

                          Total                          Net
                         Interest       Capitalized    Interest
       December 31,      Expense         Interest      Expense
          1996           $4,601            $189        $4,412
          1995            6,247             181         6,066
          1994            5,143             133         5,010

 9 - PREFERRED SHARE PURCHASE RIGHTS PLAN

 On July 10, 1996, pursuant to the Rights Agreement dated July 1, 1996, the company paid a dividend of one preferred share purchase right (a "Right") for each outstanding share of the company's common stock. The Rights replace the rights granted to shareholders in 1986 which expired July 1996.

 In general, the Rights will not become exercisable until 10 days after a public announcement that a person has acquired 15% of the common stock or 10 business days after a person has announced a tender or exchange offer in which 15% or more of the common stock would be acquired. A "person" for purposes of the Rights, includes a group of affiliated or associated persons.

 Each Right provides that, when exercisable, the holder may purchase .01 share of Mosinee series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $100. Each .01 share of Preferred Stock is entitled to a dividend equal to the dividend paid on a share of common stock (with a minimum of $.05 per quarter) and will have one vote. In the event that the company is liquidated, each .01 share of Preferred Stock would be entitled to a minimum liquidation preference of $1 and would otherwise receive the liquidation payment of a share of stock. In the event of a merger or other exchange involving the common stock, the holder of a share of Preferred Stock would receive the same amount as that received by the holder of a share of common stock.

 Once a person has acquired at least 15% of the common stock, a holder may exercise the Rights and receive, in lieu of Preferred Stock, common stock having a value equal to 200% of the exercise price of each Right. If a person has acquired at least 15% of the common stock and the company is acquired in a merger or similar transaction or 50% of its assets are acquired, the holder may exercise the Rights and receive, in lieu of Preferred Stock, common stock from the acquiring company which has a value of twice the exercise price of the Rights.

 The company may redeem the Rights for $.01 per Right before a person acquires 15% of the common stock. If a person acquires 15%, but has not yet acquired 50% of the common stock, the company may exchange one share of common stock for each Right.

 The Rights Agreement contains provisions to permit the Board of Directors to adjust the percentage of stock to be acquired by a person before the Rights become exercisable and to adjust, among other things, the exercise price, the redemption price and/or conversion amounts in the event of stock splits, stock dividends or other events which affect the number, classes or rights of the common stock. The Rights will expire on July 10, 2006 unless they are redeemed or exchanged earlier by the company as described above or are exercised by shareholders. The company has reserved 100,000 shares of preferred stock.
 10 - INCOME TAXES

     PROVISION FOR INCOME TAXES
 The provision for income taxes is as follows:

          ($ thousands)
                                       1996       1995       1994
          Current tax expense:
               Federal              $ 7,171     $6,443     $4,406
               State                  2,413      1,269      1,000
          Total current               9,584      7,712      5,406
          Deferred tax expense:
               Federal                8,374      1,820      2,880
               State                     92        393        214
          Total deferred              8,466      2,213      3,094
          Total provision for
            income taxes            $18,050    $ 9,925    $ 8,500

     RECONCILIATION FROM FEDERAL STATUTORY TO EFFECTIVE TAX RATE
 ($ thousands)
                              1996                  1995                  1994
                        AMOUNT    PERCENT     AMOUNT    PERCENT     AMOUNT    PERCENT
 Federal statutory
   rate                $15,731     35.0%      $8,789     35.0%      $7,539     35.0%
 State taxes,
   net of
   federal
   benefit               1,628      3.7%       1,080      4.3%         790      3.7%
 Other - net               691      1.5%          56       .2%         171       .8%
 Consolidated
   effective tax       $18,050     40.2%      $9,925     39.5%      $8,500     39.5%

 At the end of 1996, $29,000,000 of unused state operating loss carryovers existed which may be used to offset future state taxable income in various amounts through the year 2010. Because separate state tax returns are filed, the company is not able to offset consolidated income with the subsidiaries' losses. Under the provisions of SFAS No. 109, the benefits of state tax losses are recognized as a deferred tax asset, subject to appropriate valuation allowances. At December 31, 1996, the company has unused alternative minimum tax credit carryforwards of approximately $1,627,000 which can be used to offset future regular tax liabilities.

     DEFERRED INCOME TAXES
 Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the company's assets and liabilities. The tax effects of major temporary differences that give rise to the deferred tax assets and liabilities at December 31, are as follows:
 ($ thousands)
                                                   1996         1995
 Deferred tax assets:
  Allowances on accounts receivable            $  1,027      $ 1,062
  Accrued compensated absences                    1,636        1,478
  Stock appreciation rights plans                 2,883        2,053
  Pensions                                          856          857
  Postretirement benefits                         6,235        5,800
  Postemployment benefits                           371          364
  Reserves                                        2,130          866
  State net operating loss carryforward           2,724        3,783
  Alternative minimum tax credit carryforward     1,627        8,838
  Other                                             180           27
  Gross deferred tax assets                      19,669       25,128
   Less: valuation allowance                   (  1,632)     ( 1,672)
  Net deferred tax assets                        18,037       23,456
 Deferred tax liabilities:
  Property, plant and equipment                ( 44,049)    ( 41,478)
  Deferred expenses                            (  2,301)    (  1,825)
  Total gross deferred tax liabilities         ( 46,350)    ( 43,303)
 Net deferred tax liability                    ($28,313)    ($19,847)

 The total deferred tax liabilities (assets) as presented in the accompanying balance sheets are as follows:
 ($ thousands)                                    1996          1995
 Net long-term deferred tax liabilities         $35,538      $ 24,646
 Gross current deferred tax assets              ( 8,857)      ( 6,471)
 Valuation allowance on deferred tax assets       1,632         1,672
 Net current deferred tax assets                ( 7,225)      ( 4,799)
 Net deferred tax liability                     $28,313      $ 19,847

 A valuation allowance has been recognized for a subsidiary's state tax loss carryforward as cumulative losses create uncertainty about the realization of the tax benefits in future years.

 11 - STOCK OPTIONS AND APPRECIATION RIGHTS

 The company has adopted two Executive Stock Option Plans. The 1994 plan, which was amended effective December 19,1996, subject to shareholder approval, provides for the granting of either qualified incentive stock options (ISO) or non-qualified options. Under the 1994 plan, options to purchase 300,000 shares of common stock may be issued to key employees and directors of the company. Options must be granted at an option price which is not less than fair market value at the time of the grant. Qualified options can be exercised no later than ten years from the date of the grant (twenty years from date of grant for non-qualified options).

 The 1985 plan is a non-qualified stock option plan under which options to purchase 168,597 common shares have been issued to key executive employees of the company or subsidiaries. The plan provides for the granting of options at a price which is not less than market value at the time of the grant. Options can be exercised no sooner than six months or no later than twenty years from the date of the grant.

 Effective January 1, 1996, the company has adopted Statement of Financial Accounting Standards (SFAS) No.123, "Accounting for Stock-Based Compensation". As permitted under SFAS No.123, the company will continue to measure compensation cost for stock option plans using the "intrinsic value based method" prescribed under APB No.25, "Accounting for Stock Issued to Employees". Accordingly, no compensation cost has been recognized for the stock option plans. If compensation cost had been determined consistent with the provision of SFAS No.123, which prescribes the "fair value based method" on the grant date, the results on the company's net earnings and earnings per share would not have been materially different from amounts reported in 1996 and 1995.

 The following table summarizes information relating to the company's stock option plans:
 (IN DOLLARS OR NUMBER OF SHARES)
                                 1996                  1995                  1994

                                   Weighted               Weighted                Weighted
                                   Average                Average                 Average
                                   Exercise               Exercise                Exercise
                      Shares       Price     Shares       Price     Shares        Price
 Options outstand-
  iny at beginning
  of year             220,000      $21.55    117,333      $23.86     99,000       $23.86
 Granted               42,267       28.60    102,667       18.91     18,333        23.87
 Options outstanding
  at end of year      262,267       22.69    220,000       21.55    117,333        23.86
 Options exercisable
  at end of year      220,000       21.55    117,333       23.86     99,000        23.86

 Option price range
  at end of year      $18.37-35.78           $18.37-27.27           $20.45-27.27

       All shares and per share data have been adjusted for the 1996 four-for-three stock split and the 1995 10% stock dividend.

 Two stock appreciation rights plans are maintained by the company. The 1988 Stock Appreciation Rights Plan gives certain officers and key employees the right to receive cash equal to the sum of the appreciation in value of the stock and the value of reinvested hypothetical cash dividends which would have been paid on the stock covered by the grant. The 1988 Management Incentive Plan gives certain management employees the right to receive similar cash payments. The stock appreciation rights granted under the plans may be exercised in whole or in part and are paid in installments and will vest at such times as specified in the grant. In all instances, the rights lapse if not exercised within 20 years of the grant date. Compensation expense is recorded with respect to the rights, based upon quoted market value of the shares and the exercise provisions. The provision (credit) for incentive compensation plans based upon the company's stock price, principally stock appreciation rights, was $4,902,000 in 1996, $775,000 in 1995, and ($933,000) in 1994.

 The following table summarizes the activity relating to the company's stock appreciation plan:
 (IN DOLLARS OR NUMBER OF SHARES)              1996         1995        1994
 Rights outstanding at beginning of year     414,579      426,803     439,023
 Granted                                           -            -      11,000
 Exercised                                  (204,846)     (12,224)    (23,220)
 Terminated                                 (  2,933)           -           -
 Rights outstanding at end
   of year                                   206,800      414,579     426,803
 Rights exercisable at end
   of year                                   206,800      407,733     407,733

 Price range of outstanding                  $8.52-       $7.50-      $7.50-
   stock appreciation rights                  20.37        20.37       20.37

 ALL SHARES AND PER SHARE DATA HAVE BEEN ADJUSTED FOR THE 1996 FOUR-FOR-THREE STOCK SPLIT AND THE 1995 10% STOCK DIVIDEND.

 12 - STOCKHOLDERS' EQUITY

 On April 20, 1995, the shareholders of the company approved a resolution which amended the company's Restated Articles of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares, par value $2.50, to 30,000,000 shares, without par value. The additional paid-in capital account has been combined with common stock as presented in the Consolidated Statements of Stockholders' equity.

 13 - CONTINGENCIES, LITIGATION, & COMMITMENTS

 In 1986, the Wisconsin Department of Natural Resources ("DNR") determined that a landfill, for which the company may be a potentially responsible party, was nominated by the DNR for inclusion by the Environmental Protection Agency ("EPA") on the National Priorities List ("NPL"). The EPA has not placed the landfill on the NPL nor has any other action been taken by the DNR or the EPA. The company has contributed its allocated portion of the cost of remediation of a second landfill pursuant to a cost sharing agreement and remediation work at the site is now complete.

 Based on information now available to the company, the company believes that any additional costs associated with these landfills will not have a material adverse effect on the company's operations, liquidity or consolidated financial condition.

 The company, along with other paper companies, is part of a civil investigation begun in 1994 by the U. S. Department of Justice to determine whether any violation of U. S. antitrust laws has occurred in the commercial and industrial market for sanitary paper products. The company believes it has not violated any antitrust laws.

 In the ordinary course of conducting business, the company, from time to time, also becomes involved in other issues, investigations, administrative proceedings and litigation including matters relating to the environment. While any proceeding or litigation has an element of uncertainty, the company believes that the outcome of any pending or threatened claim or lawsuit will not have a material adverse effect on the operations, liquidity or consolidated financial condition of the company.

 Through the year 2006, the company is to pay a municipality a minimum annual usage fee of approximately $150,000 paid on a quarterly basis, to discharge industrial waste into the municipality's wastewater treatment facility. The aggregate amount of such required future minimum payments at December 31, 1996 was $1,405,000. In addition, the company is to pay monthly contingent usage fees to the municipality based on the amount of industrial waste discharged. Minimum and contingent usage fees incurred totaled $653,000, $666,000 and $630,000 in 1996, 1995, and 1994, respectively.